EXHIBIT 99.1

PATRON SYSTEMS ANNOUNCES KEY ADDITIONS TO SENIOR MANAGEMENT

Tuesday February 21, 7:00 am ET



CHICAGO, Feb. 21 /PRNewswire-FirstCall/ -- Patron Systems, Inc. ("Patron") (OTC Bulletin Board: PTRS - News), a provider of proprietary information and message management solutions and legislative compliance capabilities to corporate and government markets, today announced that Braden Waverley and Martin T. ("Tork") Johnson joined the Patron management team effective immediately as COO and CFO, respectively.

As Chief Operating Officer, Mr. Waverley's initial responsibilities will be to focus on effective marketing and product development programs and new channel strategies. For two years prior to joining Patron, he was President of Vsource, a business process outsourcing firm, and from 1996 to 2001 he held various senior management positions at Dell Inc., including Director of Asia- Pacific Marketing and later Vice President and General Manager in Canadian operations.

As Chief Financial Officer, Mr. Johnson's initial focus will be cost controls and profitability. Since 2002, Mr. Johnson has been an independent consultant in areas of finance, strategy and operations. Previously he was Vice President for Planning and Business Development for Cabletron Systems, and served as CFO for several publicly traded companies, including MessageMedia, Inc., Technology Solutions Company, COMNET Corporation and Group 1 Software, Inc. From 1990 to 1993, he was Corporate Controller for The Marmon Group, Inc.

Robert Cross, CEO of Patron, stated that, "These senior executives give us the necessary management strength to aggressively move the business forward. In addition to building the company organically, Braden Waverley and Tork Johnson will also be key participants in reactivating Patron's merger and acquisition program." Cross added that, "We are also pleased to report that the recapitalization that we have been working on for several months is nearing completion. There is no guarantee at this time that the contemplated new funding or the restructuring of indebtedness will be successfully completed, but we are encouraged by the progress to date. We also have substantially reduced our overhead. With Patron more streamlined and with the prospect that the company will be relieved of the enormous burden of debts and claims, it's gratifying that executives of the caliber of Braden Waverley and Martin Johnson have joined the company."

About Patron Systems

Founded in 2002, Patron Systems was established to provide Immediate Intelligent Information Security(TM) solutions to corporations, public safety organizations, local and state governments, and federal governmental agencies. The Patron portfolio focuses on the most critical asset of the enterprise -- its intellectual property -- providing continuous, layered, security for data in motion, data in applications, and data at rest. Further information is available at http://www.patronsystems.com.

Forward-Looking Statements

This release may contain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to the completion of the new funding and the restructuring of indebtedness. These statements are based on current estimates and


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projections  about  Patron  Systems'  business,  which  are  derived  in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, changes in the market for information security solutions, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in
consumer   behavior  and  the   introduction   of  competing   products   having
technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the
forward-looking   statements.  The  Company  assumes  no  obligation  to  update information concerning its expectations.